Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby nominates, constitutes and appoints each of Peter Gruszka and Karina Stahl (with full power to each of them to act alone) their true and lawful attorney-in-fact and agent for them and on their behalf and in their name, place and stead, in any way and all capacities to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Monroe Capital Enhanced Corporate Lending Fund (the “Company”), Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Exchange Act and any other form or report the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

2.	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes);

3.	execute for and on behalf of the undersigned, in the undersigned’s capacity (if applicable) as a trustee of the Company, any registration statement on Form N-2 or any other appropriate form (including pre-effective and post-effective amendments or supplements thereto), to be filed with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

4.	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that any person whose signature appears below previously executed. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of October, 2025.

/s/ Theodore L. Koenig
Theodore L. Koenig

/s/ Kenneth R. Buckman
Kenneth R. Buckman

/s/ Thomas J. Allison
Thomas J. Allison

/s/ Zia Uddin
Zia Uddin

/s/ Christopher Lund
Christopher Lund

/s/ Kristan Gregory
Kristan Gregory